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                                                                    Exhibit 10.4

                           LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT NO. 4361 (this "Agreement") is entered into as of December 23, 2004, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender") and NXSTAGE MEDICAL, INC., a Delaware corporation ("Borrower") and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

                         1. DEFINITIONS AND CONSTRUCTION

1.1 DEFINITIONS. Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code ("UCC").

"ACH" means the Automated Clearing House electronic funds transfer system.

"Advance" means a Loan advanced by Lender to Borrower hereunder.

"Borrower's Books" means all of Borrower's books and records, including records concerning Collateral, Borrower's assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

"Collateral" means: (i) all property in which Lender now has or hereafter obtains a security interest or which is listed on any UCC-1 naming Borrower as Debtor in any capacity and Lender as Secured Party including EXHIBIT A attached hereto; (ii) all property which comes into Lender's possession in which a security interest is perfected by possession; and (iii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds. Notwithstanding the foregoing the term "Collateral" shall not include
(1) any contract, instrument or chattel paper in which Borrower has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (ii) such prohibition would be rendered ineffective pursuant to Section 9-318(4) of the UCC or Sections 9-407(a) or 9-408(a) of Revised Article 9 of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term "Collateral" shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, instrument or chattel paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party's unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become

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due under any such contract, instrument or chattel paper and in any such monies and other proceeds of such contract, instrument or chattel paper, or (2) any property or assets which are secured by a Permitted Lien described in clause (v) of Permitted Liens.

"Commitment" means $5,000,000.

"Commitment Fee" means $10,000.

"Commitment Termination Date" means the earliest to occur of (i) January 1, 2005, or (ii) any Default or Event of Default.

"Control Agreement" means an agreement substantially in the form of EXHIBIT I or otherwise reasonably acceptable to Lender.

"Default" means any event that with the passing of time or the giving of notice or both would become an Event of Default.

"Default Rate" means the lesser of 18% per annum or the highest rate permitted by applicable law.

"Disclosure Schedule" means the schedule attached as SCHEDULE 1 hereto.

"Event of Default" is defined in SECTION 8.

"Funding Date" means any date on which an Advance is made to or on account of Borrower hereunder.

"Indebtedness" means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit, with respect to indebtedness of the types described in clauses (i) through (iii).

"Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided, however, that Lender's Expenses for the preparation and negotiation of the initial set of Loan Documents shall not exceed $10,000. Lender will apply deposits received before the date hereof, if any, including the Commitment Fee, towards Lender's Expenses.

"Lien" means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

"Liquidation Event" means any of: (i) a merger of Borrower with another, unaffiliated entity whereby the shareholders of Borrower owning at least 50% of the outstanding voting securities of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding

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voting securities of Borrower immediately after such transaction(s); (ii) the sale of all or substantially all of Borrower's assets; or (iii) any transaction (or series of related transactions) whereby the shareholders of Borrower owning at least 50% of the outstanding voting securities of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s).

"Loan" means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

"Loan Documents" means, collectively, this Agreement, the Warrants, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

"Note" means a Secured Promissory Note in the form of EXHIBIT B.

"Notice of Borrowing" means the form attached as EXHIBIT D.

"Obligations" means all Loans, debt, principal, interest, fees, charges, Lender's Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description pursuant to the Loan Documents (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

"Permitted Indebtedness" means: (i) the Loan; (ii) trade debt incurred in the ordinary course of Borrower's business, (iii) Indebtedness secured by Liens described in clause (ii) of Permitted Liens, and (iv) other Indebtedness in an aggregate outstanding amount at any time not to exceed $5,000,000 in principal (including such Indebtedness secured by Liens described in clause (v) of Permitted Liens).

"Permitted Liens" means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender's interest in any material portion of the Collateral; (iv) Liens to secure payment of worker's compensation; employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair in any material fashion Lender's rights and remedies respecting the Collateral and (v) Liens upon or in any equipment acquired or held by Borrower (including existing liens on equipment disclosed in the Disclosure Schedule) to secure the purchase price of such equipment or indebtedness incurred solely for the purposes of financing the acquisition of such equipment, in an outstanding principal amount not to exceed $5,000,000, provided that (a) any Liens for such Indebtedness are confined to the equipment financed and all proceeds, attachments, accessions, and replacements; and (b) such Indebtedness is made on commercially reasonable terms.

"Regulated Substance" means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority,

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including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

"Responsible Officer" means each of the President and the Chief Financial Officer of Borrower.

"Term" means the period from and after the date hereof until the full, final and indefeasible payment of all Obligations.

"Warrants" means the Warrants in favor of Lender and its affiliated fund, Lighthouse Capital Partners IV, L.P. ("LCP-IV") to purchase securities of Borrower substantially in the form of EXHIBIT C.

1.2 INTERPRETATION. References to "Articles," "Sections," "Exhibits," and "Schedules" are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. "Hereof," "herein" and "hereunder" refer to this Agreement as a whole. "Including" is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied ("GAAP"). "Or" is not necessarily exclusive. All interest computation interest shall be based on a 360-day year and actual days elapsed.

                                  2. THE LOANS

2.1 COMMITMENT. Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, before the Commitment Termination Date. The aggregate principal amount of the Advances shall not exceed the Commitment. Notwithstanding anything in the Loan Documents to the contrary, Lender's obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

2.2 THE ADVANCES. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $1,000,000. Absence of a Note evidencing any portion of the Loan shall not impair Borrower's obligation to repay it to Lender.

2.3   TERMS OF PAYMENT, REPAYMENT.

      (a) REPAYMENT. Borrower shall pay principal and interest on each Advance from the date it is made until it has been paid in full, on the terms set forth in the applicable Note. Amounts not paid when due hereunder shall bear interest at the applicable interest rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal with all applicable pre-payment penalties.

      (b) ACH. All payments due to Lender must be, at Lender's option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of EXHIBIT E. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender's address specified in SECTION 11.

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      (c) DEFAULT RATE. While an Event of Default has occurred and is continuing, interest on the portion of the Loan then due and owing shall be increased to the Default Rate. Lender's failure to charge or accrue interest at the Default Rate during the existence of an Event of Default shall not be deemed a waiver by Lender of its right or claim thereto.

      (d) DATE. Whenever any payment due under the Loan Documents is due on a day other than a business day, such' payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

2.4   FEES. Borrower shall pay to Lender the following:

      (a) COMMITMENT FEE. The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender's Expenses and other Obligations;

      (b) LATE FEE. On demand, a late charge on any sums due hereunder that are not paid within 10 days when due, in an amount equal to 2% of the past due amount, payable on demand.

      (c) LENDER'S EXPENSES. The payment of all Lender's Expenses, which may become due to Lender by Borrower hereunder shall be payable by Borrower promptly on demand by Lender. All Lender's Expenses not paid when due shall bear interest as principal at the then-applicable rate of interest.

      3.    CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

3.1 CONDITIONS PRECEDENT TO ANY AND ALL ADVANCES. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion:
(i) this Agreement, a Note evidencing the Advance and all other financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) Lender's receipt of all items of due diligence requested; (iii) all third party consents reasonably required by Lender; (iv) no Default or Event of Default has occurred and is continuing; (v) delivery of a Notice of Borrowing with respect to the proposed Advance (vi) Lender's security interests in the Collateral are valid and first priority; and
(vii) all such other terms as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

3.2 PROCEDURE FOR MAKING ADVANCES. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 10 business days prior to the desired Funding Date. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made. Borrower will hold Lender harmless from any losses on account of any Advance made pursuant to any oral or written request that Lender in good faith believes to have been made by an authorized representative of Borrower (including any employee of Borrower, whether or not a Responsible Officer) and all such Advances shall be deemed Obligations hereunder for all purposes hereunder.

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                        4. CREATION OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST. Borrower grants to Lender a valid, first priority (subject only to Permitted Liens), continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

4.2 INSPECTIONS. Lender shall have the right upon reasonable prior notice and during normal business hours and at reasonable intervals to inspect Borrower's Books and records, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral; provided unless an Event of Default is continuing, Lender shall not undertake the foregoing more than once per year.

4.3 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC (so long as such filings are consistent herewith); (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in acquiring or preserving rights against third parties with respect to the Collateral.

                        5. REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants as follows:

5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located and the failure to be so qualified, licensed and in good standing would have a material or substantial adverse effect.

5.2 AUTHORITY. Borrower has all power, authority and third party consents necessary to execute, deliver, and perform the Loan Documents.

5.3 DISCLOSURE SCHEDULE. All information on the Disclosure Schedule is true, correct and complete in all material respects.

5.4 AUTHORIZATION; ENFORCEABILITY. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Loan, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors' rights generally.

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5.5   NAME AND LOCATION. Except for the name "QB Medical, Inc.", Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth in SECTION 11. The Collateral is presently located at the addresses set forth in SECTION 11 and on the Disclosure Schedule.

5.6 LITIGATION. As of the date hereof or the date of the applicable Notice of Borrowing, as the Disclosure Schedule is supplemented by Borrower, all actions or proceedings pending by or against Borrower before any court or administrative agency with a potential economic impact of an amount in excess of $25,000 individually or $100,000 in the aggregate with all other unlisted actions or proceedings are set forth on the Disclosure Schedule. Borrower will promptly notify Lender in writing of any action, proceeding or governmental investigation involving Borrower.

5.7 FINANCIAL STATEMENTS. All financial statements and statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

5.8 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they come due.

5.9 TAXES. Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes, except where it is being contested in good faith and for which adequate reserves are held.

5.10 RIGHTS. Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct of its business as now operated.

5.11 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any Loan Document certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

5.12 REGULATED SUBSTANCES. Borrower complies and will comply with all laws respecting Regulated Substances, except where the failure to so comply could not reasonably be expected to have a material or substantial adverse effect.

5.13 AUTOMATIC REAFFIRMATION. Each Notice of Borrowing will constitute (i) an automatic warranty and representation that there does not exist any Default and
(ii) a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.

                            6. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that it shall do all of the following:

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6.1   GOOD STANDING AND COMPLIANCE. Borrower shall maintain all licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.

6.2   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to
Lender: (i) as soon as prepared, and no later than 45 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower's operations during such period; (ii) as soon as prepared, but no later than 120 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower's financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which could reasonably be expected to have a material or substantial adverse effect; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an "Officer's Certificate") in the form of EXHIBIT G.

6.3 NOTICE OF DEFAULTS. Upon any Event of Default, an Officer's Certificate setting forth the facts relating to or giving rise thereto, and the Borrower's proposed action with respect thereto.

6.4 USE; MAINTENANCE. Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral as required in the normal course of business.

6.5 INSURANCE. Borrower, at its own expense, shall maintain insurance in amounts and at coverages not less than indicated on the attached EXHIBIT I and shall increase such coverage and amounts in the event Borrower and it's Board of Directors, acting in good faith, conclude such increase to be in the best interests of Borrower. Each insurance shall: (i) name Lender loss payee or additional insured, as appropriate, and (ii) require the insurer to give Lender at least 30 days prior written notice of cancellation except in the event of non-payment of premium by Borrower, for which the insurer shall be required to give Lender at least 10 days prior written notice. Borrower shall furnish all certificates of insurance required by Lender.

6.6 LOSS PROCEEDS. So long as no Event of Default has occurred, any proceeds of insurance on or condemnation of Collateral shall, at Borrower's election and so long as Lender's security interest in such proceeds remains first priority, be used either to repair or replace such Collateral.

6.7 FURTHER ASSURANCES. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority (subject only to Permitted Liens) Lender's security interests in the Collateral, and to effect and maintain ACH payment arrangements.

6.8 COLLATERAL: ACCOUNTS. Borrower hereby authorizes Lender to at any time while an Event of Default is continuing to notify account debtors that Lender has a security interest in Accounts and direct such account debtors to make all payments directly to Lender or to a lock box

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designated by Lender. Borrower irrevocably makes, constitutes and appoints
Lender as Borrower's true and lawful attorney-in-fact to endorse Borrower's name on any checks, notes, drafts or any other payment or proceeds of Collateral which come into Lender's possession or control. Lender has the right, in Lender's or Borrower's name, upon prior notice to Borrower to verify the validity, amount or any other matter relating to any Collateral. In the event that, while an Event of Default is continuing, any Account over $15,000 is a subject of dispute between the account debtor and Borrower, Borrower will provide Lender with written notice explaining in detail the dispute.

                              7. NEGATIVE COVENANTS

Borrower will not do any of the following:

7.1 LOCATION OF COLLATERAL. Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower's business, the Collateral or Borrower's Books from the premises listed in SECTION 11 without giving 30 days prior written notice to Lender.

7.2 EXTRAORDINARY TRANSACTIONS. Enter into any transaction not in the ordinary course of Borrower's business, including the sale, lease, license or other disposition of its assets, other than dispositions outside the ordinary course of business up to $50,000 in any fiscal year of Borrower. Notwithstanding anything contained in this SECTION 7.2, the Borrower may do any of the following: (i) transfer non-exclusive licenses and similar arrangements for use of its intellectual property, in arm's length transactions, in the ordinary course of its business for adequate consideration, (ii) declare and make any dividend payment payable in its equity securities, (iii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (iv) repurchase stock from former employees of Borrower in accordance with the terms of repurchase, vesting or similar agreements between Borrower and such employees in its ordinary course of business in an amount not to exceed $100,000 pet year, (v) repurchase equity securities with the proceeds from the issuance of equity securities in an amount not to exceed $100,000 per year, (vi) repurchase, redeem, retire, defease or otherwise acquire for value equity securities in connection with or pursuant to any employee's benefit plan or stock option plan of the Borrower in an amount not to exceed $100,000 per year, (vii) provided no Event of Default has occurred and is continuing, a merger, consolidation or acquisition which, after giving effect thereto is not an Event of Default under
SECTION 8.12 hereof (provided Borrower shall provide Lender with at least 10 days prior notice if Borrower will not be the surviving entity), (viii) the Next Round Financing (as defined in Warrant), and (ix) consummate the sale of shares of Borrower's common stock in an underwritten public offering pursuant to an effective registration statement and pursuant to which such shares shall be traded on a recognized national market or exchange.

7.3 RESTRUCTURE. Make any material and adverse change in Borrower's financial structure or business operations (other than through the sale of stock to equity investors which does not result in a Liquidation Event (other than such Liquidation Event which is not an Event of Default under SECTION 8.12); or suspend operation of Borrower's business for 10 consecutive days.

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7.4   LIENS. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

7.5 DISTRIBUTIONS. To the extent prohibited under SECTION 7.2, pay any dividends or distributions, or redeem or purchase, any capital stock.

7.6 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into any transaction with any affiliate not both in the ordinary course of Borrower's business and on terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated entity.

7.7 COMPLIANCE. Become an "investment company" under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as" defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so which would, in each instance, have a material adverse effect.

7.8 UCC EFFECTIVENESS. Change its name, jurisdiction of organization, or take any other action that could reasonably be expected to render Lender's financing statements misleading, without giving Lender 30 days advance written notice.

7.9 DEPOSIT AND SECURITIES ACCOUNTS. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority (except as agreed to by Lender in the applicable Control Agreement) security interest which is the subject of a Control Agreement.

                              8. EVENTS OF DEFAULT

Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

8.1 PAYMENT. Borrower fails to pay, within 5 days of when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof.

8.2   CERTAIN COVENANT DEFAULTS. Borrower fails to perform any obligation under
SECTION 6.5 or 6.6, or violates any of the covenants contained in SECTION 7.

8.3 OTHER COVENANT DEFAULTS. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 30 days after its occurrence.

8.4 ATTACHMENT. Any material portion of Borrower's assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 30 days.

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8.5   OTHER AGREEMENTS. There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness in excess of $50,000.

8.6 JUDGMENTS. One or more final judgments for an aggregate of at least $50,000 is rendered against Borrower (with respect to which the plaintiff is seeking enforcement) and remains unsatisfied and unstayed for more than 30 days.

8.7 INJUNCTION. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs for a period of 10 consecutive days, or if a judgment or other claim in excess of $50,000 becomes a Lien upon any material portion of Borrower's assets.

8.8 MISREPRESENTATION. Any representation, statement, or report made to Lender by Borrower or any Responsible Officer or authorized officer, employee, agent, or director of Borrower purporting to speak on behalf of Borrower was false or misleading in any material respect when made.

8.9 ENFORCEABILITY. Lender's ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, or any subordinating creditor breaches or purports to rescind or terminate its subordination agreement with Lender.

8.10 INVOLUNTARY BANKRUPTCY. An involuntary bankruptcy case remains undismissed or unstayed for 60 days or, if earlier, an order granting the relief sought is entered.

8.11 VOLUNTARY BANKRUPTCY OR INSOLVENCY. Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

8.12 MERGER WITHOUT ASSUMPTION. Borrower is acquired by or merges into any other business entity, and such acquirer or resulting entity either: (i) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender or (ii) is of a credit quality unacceptable to Lender (an acquirer or entity that, in the reasonable opinion of Lender, has the same or better credit worthiness as Borrower shall be acceptable).

                         9. LENDER'S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by
Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as

Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (III) exercise any and all other rights and remedies available under the UCC or otherwise; (IV) require Borrower to assemble the Collateral at such places as Lender may reasonably designate; (V) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (VI) without notice to Borrower, set off and recoup against any portion of the Obligations; (VII) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower's premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (VIII) sell the Collateral at one or more public or private sales.

9.2 POWER OF ATTORNEY IN RESPECT OF THE COLLATERAL. Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon and during an Event of Default: (I) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (II) receive payment of and endorse the name of Borrower on any items of Collateral, (III) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (IV) file any claim or take any other action, in Lender's or Borrower's name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (V) otherwise act with respect to the Collateral as though Lender were its outright owner.

9.3 CHARGES. If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender's Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

9.4 REMEDIES CUMULATIVE. Lender's rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

9.5 APPLICATION OF COLLATERAL PROCEEDS. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

                          10. WAIVERS; INDEMNIFICATION

10.1 WAIVERS. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (I) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim

(a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (II) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (III) the benefit of all marshalling, valuation, appraisal and exemption laws; (IV) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (V) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (VI) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

10.2 LENDER'S LIABILITY FOR COLLATERAL. Lender shall not in any way or manner be liable or responsible for: (I) the safekeeping of any Collateral (except as required under Section 9-207 of the UCC); (II) any loss or damage thereto occurring or arising in any manner or fashion from any cause except from Lender's gross negligence or willful misconduct; (III) any diminution in the value thereof; or (IV) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All such risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender's powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

10.3 INDEMNIFICATION. Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified

Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

                                   11. NOTICES

All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:                             If to Lender:

NxStage Medical, Inc.                       Lighthouse Capital Partners V, LP
439 S. Union Street, 5th Floor              500 Drake's Landing Road
Lawrence, Massachusetts 01843               Greenbrae, California 94904
Attention: Chief Financial Officer          Attention: Contract Administrator
FAX: (978) 687-4847                         FAX: (415) 925-3387

                             12. GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties' respective successors and permitted assigns. Except for assignments occurring by operation of law that are not otherwise an Event of Default hereunder, Borrower may not assign any rights hereunder without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.

12.2 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations.

12.3 SEVERABILITY OF PROVISIONS. Each provision hereof shall be severable from every other provision in determining its legal enforceability.

12.4 ENTIRE AGREEMENT. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

12.5 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

12.6 NO SET-OFFS BY BORROWER. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

12.9 NO ORIGINAL ISSUE DISCOUNT. Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. Section 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. Section 1.1273, the original issue discount on the Loan shall be considered to be zero.

12.10 RELATIONSHIP OF PARTIES. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.

12.11 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LNDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS

OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

12.12 CONFIDENTIALITY. Lender agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Borrower, any confidential information obtained (x) in connection with or pursuant to the Loan Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this paragraph by the Lender), (ii) is or has been independently developed or conceived by the Lender without use of the Borrower's confidential information or (iii) is or has been made known or disclosed to the Lender by a third party without a breach of any obligation of confidentiality such third party may have to the Borrower; provided, however, that Lender may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Borrower, (b) to any prospective transferee (other than a competitor of the Borrower or any affiliate of such competitor) of the Borrower's securities from such Lender as long as such prospective transferee agrees to be bound by the provisions of this paragraph, (c) to any affiliate, partner, member, stockholder or wholly owned subsidiary of such Lender in the ordinary course of business as long as such affiliate, partner, member, stockholder or wholly owned subsidiary of such Lender is or agrees to be bound by the provisions of this paragraph, or (d) as may otherwise be required by law, provided that the Lender takes reasonable steps to minimize the extent of any such required disclosure and reasonable efforts are made to provide the Borrower with reasonable prior notice of such required disclosure .

                     THIS SECTION INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NXSTAGE MEDICAL, INC.                       LIGHTHOUSE CAPITAL PARTNERS V, L.P.

                                            By: LIGHTHOUSE MANAGEMENT PARTNERS
                                                V, L.L.C., its general partner

By:    /s/ Jeffrey H. Burbank               By:    /s/ Thomas Conneely
       ----------------------                      -------------------
Name:  Jeffrey H. Burbank                   Name:  Thomas Conneely
Title: President and CEO                    Title: Vice President

Exhibit A    Collateral Description
Exhibit B    Form of Note
Exhibit C    Form of Preferred Stock Warrant
Exhibit D    Form of Notice of Borrowing
Exhibit E    Form of Incumbency Certificate
Exhibit F    Form of Officers Certificate
Exhibit G    ACH Authorization
Exhibit H    Control Agreement
Schedule 1   Disclosure Schedule

                                    EXHIBIT A

                                   COLLATERAL

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor's interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

All assets of the Debtor; all personal property of Debtor;

All "accounts", "general intangibles", "chattel paper", "contract rights", "documents", "instruments", "deposit accounts", "inventory", "farm products", "fixtures" and "equipment", as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind, including without limitation intellectual property, patents, copyrights, trade names, and trademarks (and the goodwill of the business symbolized thereby, federal, state and local tax refunds and claims of all kinds; all rights as a licensor or licensee or any kind; all customer lists, trade secrets, telephone numbers, processes, proprietary information, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor's rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor's business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY'S SECURITY INTEREST;

All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

Notwithstanding the foregoing, this financing statement shall not cover (1) any contract, instrument or chattel paper in which Borrower has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (ii) such prohibition would be rendered ineffective pursuant to Section 9-318(4) of the UCC or Sections 9-407(a) or 9-408(a) of Revised Article 9 of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term "Collateral" shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, instrument or chattel paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party's unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, instrument or chattel paper and in any such monies and other proceeds of such contract, instrument or chattel paper, or (2) any property or assets which are secured by a Permitted Lien described in clause (V) of Permitted Liens.

NOTICE - PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN EXCEPT FOR CERTAIN PERMITTED LIENS, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY'S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR'S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE OR THE LOAN AGREEMENT, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

"DEBTOR"                                     "SECURED PARTY"

NXSTAGE MEDICAL, INC.                        LIGHTHOUSE CAPITAL PARTNERS V, L.P.
A Delaware Corporation

                                             By: LIGHTHOUSE MANAGEMENT PARTNERS
                                                 V, L.L.C., its general partner

By: ______________________________           By: ______________________________

Name: ____________________________           Name: ____________________________

Title: ___________________________           Title: ___________________________

                                    EXHIBIT B

                            [_______________________]
                             SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this "Note") is made ______________, 2004, by NXSTAGE MEDICAL, INC. ("Borrower") in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, "Lender"), and its assigns (collectively, "Holder") with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("Lender's Office"), the sum of $________ plus all other monies advanced under or owing on account of the Advance evidenced hereby under that certain Loan and Security Agreement No. 4361 between Borrower and Lender dated December 23, 2004 (the "Loan Agreement"), including interest on the unpaid balance of the Advance at the Basic Rate accruing from the Funding Date, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

"Basic Rate" for this Note means 7.00%.

"Final Payment" means 13.0% of the original principal amount of the Note.

"Loan Commencement Date" for this Note means January 1, 2005.

"Maturity Date" means December 31, 2007, or if earlier, the date of prepayment under the Note.

"Payment Factor" for this Note means 3.0698%.

"Repayment Period" means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.

1. REPAYMENT. Borrower shall repay the principal and interest thereupon as follows:

      a. SCHEDULED PAYMENTS. From and after the Loan Commencement Date, Borrower shall make amortizing payments of principal and interest in advance (collectively, "Scheduled Payments") on the first day of each month during the Repayment Period (each a "Payment Date"), in an amount equal to the Payment Factor multiplied by the original principal amount of the Advance. In addition, all unpaid principal and accrued interest, together with all Lenders Expenses associated with the Advance and this Note shall be due and payable in full on the Maturity Date.

      b. INTERIM PAYMENTS. In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the "Interim Payment") equal to accrued interest on the aggregate principal amount of this Note calculated at the Basic Rate from the Funding Date

(and thereafter recalculated on the first business day of each calendar month during which an Interim Payment is due), until the Loan Commencement Date with respect to this Note.

      c. FINAL PAYMENT. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest due hereunder, the Final Payment.

2. INTEREST. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. All Obligations due not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder including principal, interest or fees and expenses will be applied in Lender's discretion and as provided in the Loan Agreement.

3. PREPAYMENT.

      a. MANDATORY PREPAYMENT UPON ACCELERATION. If this Note is accelerated following the occurrence of an Event of Default or otherwise, then Borrower shall immediately pay to Lender (I) all unpaid Scheduled Payments due before the date of repayment, (II) the outstanding principal amount of the Note, (III) the Final Payment and (IV) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

      b. VOLUNTARY PREPAYMENT. Borrower may voluntarily prepay all or any part of the principal due under this Note, provided that each of the following conditions is satisfied: Borrower pays to Lender (I) all unpaid Scheduled Payments due before the date of prepayment, (II) the outstanding principal amount of this Note and any unpaid accrued interest with respect to the amount being prepaid, (III) the Final Payment with respect to the principal being prepaid, and (IV) all other sums, if any, that shall have become due and payable hereunder with respect to this Note to the extent allocable to the amount being prepaid, and all such other amounts if such prepayment represents the outstanding principal balance hereunder.

      c. NO OTHER PREPAYMENT. Borrower may not prepay this Note except described herein.

4. COLLATERAL. This Note is secured by the Collateral.

5. WAIVERS. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6. CHOICE OF LAW; VENUE. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY

RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. MISCELLANEOUS. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

                                                     NXSTAGE MEDICAL, INC.

                                                     By:____________________

                                                     Name:__________________

                                                     Title:_________________

                                    EXHIBIT C

                                    WARRANTS

                               PLEASE SEE ATTACHED

                                    EXHIBIT D

                               NOTICE OF BORROWING

___________________,__________

Lighthouse Capital Partners V, L.P.
500 Drake's Landing Road
Greenbrae, CA 94904-3011

Ladies and Gentlemen:

      Reference is made to the Loan and Security Agreement No. 4361 dated as of December 23, 2004 (as it has been and may be amended from time to time, the "Loan Agreement," initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. AND NXSTAGE MEDICAL, INC. (the "Company")

      The undersigned is the President and CEO of the Company, and hereby in such capacity and for Borrower (i) irrevocably requests an Advance under the Loan Agreement, and (ii) certifies as follows:

      1. The amount of the proposed Advance is $_____. The business day of the proposed Advance is _________________.

      2. The Loan Commencement Date for this Advance shall be January 1, 2005.

      3. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has, occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in SECTION 5 of the Loan Agreement are true and correct in all material respects.

      4. No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

      The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

                                               Very truly yours,

                                               NXSTAGE MEDICAL, INC.

                                               By: _________________________

                                               Name:________________________

                                               Title:_______________________

                                    EXHIBIT E

                             INCUMBENCY CERTIFICATE

      The undersigned, _________________, hereby certifies that:

1. He/She is the duly elected and acting _______of NXSTAGE MEDICAL, INC., a Delaware corporation (the "Company").

2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME                      OFFICE                      SIGNATURE

_______________           __________________          ______________________

3. Attached hereto as EXHIBIT A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4. Attached hereto as EXHIBIT B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5. Attached hereto as EXHIBIT C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

      IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on ________________________.

                                                 NXSTAGE MEDICAL, INC.

                                                 By:_________________________

                                                 Name:_______________________

                                                 Title:______________________

      I, the _______________ of the Company, do hereby certify that _____________ is the duly qualified, elected and acting _______________ of the Company and that the above signature is his or her genuine signature.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer's Certificate on _________.

                                                 NXSTAGE MEDICAL, INC.

                                                 By:_________________________

                                                 Name:_______________________

                                                 Title:______________________

                                    EXHIBIT F

                              OFFICER'S CERTIFICATE

      The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender"), to extend or continue financial accommodations to NXSTAGE MEDICAL, INC., a Delaware corporation (the "Borrower") pursuant to the terms of that certain Loan and Security Agreement dated December 23, 2004 (the "Loan Agreement"), hereby certifies in the capacity of an officer of the Borrower and for the Borrower that on the date hereof:

      1.    I am the duly elected and acting ________ of Borrower.

      2.    I am a Responsible Officer as that term is defined in the Loan
            Agreement.

      3. The information submitted herewith is in fact what it purports to be.

      4. The information delivered herewith is true, correct and complete in all material respects

      5.    Borrower is currently able to meet its obligations as they come due.

      6. Borrower understands that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

      7. Borrower will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate on _____________________.

                                                 NXSTAGE MEDICAL, INC.

                                                 By:_________________________

                                                 Name:_______________________

                                                 Title:______________________

                                    EXHIBIT G

                       AUTHORIZATION FOR AUTOMATIC PAYMENT

The undersigned NXSTAGE MEDICAL, INC. ("Borrower") authorizes LIGHTHOUSE CAPITAL PARTNERS V, L.P. and any and all affiliated funds (collectively, "Lender") and the bank / financial institution ("Bank") named below to initiate variable debit and/or credit entries to Borrower's deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated December 23, 2004 (the "Loan Agreement").

1. Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower's below designated accounts with respect to amounts due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

2. Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

3. Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank's security procedures.

4. Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower's name and for Borrower's account.

This Consent shall be effective as of December 23, 2004 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

    ___________________________________________________________________________
    (Name of Borrower's Bank)

    ___________________________________________________________________________
    (Address of Bank)           (City)            (State)           (Zip Code)

    Bank Routing Number________________________________________________________
                       (between these symbols "/:" ":/" on bottom left of check)

    Account Number:______________________(checking/deposit/savings) (circle one)

    COPY OF A VOIDED CHECK IS ATTACHED TO THIS FORM

Borrower Name:       NXSTAGE MEDICAL, INC.

Borrower Address:    439 South Union Street, 5th Floor
                     Lawrence, MA 01843

Authorized by:       _________________________________

                     Its:_____________________________

Date authorized:     _________________________________

Internal ACH Authorizations from Lender:

Approved by:________________________________    Date:_________________________

                                    EXHIBIT H

                                CONTROL AGREEMENT

                               PLEASE SEE ATTACHED

                                    EXHIBIT I

                                    INSURANCE

                               PLEASE SEE ATTACHED

                                   SCHEDULE 1

                               DISCLOSURE SCHEDULE

                         DEPOSIT AND SECURITIES ACCOUNTS

                         ACCOUNT INFORMATION:                   CONTACT INFORMATION FOR ACCOUNT:
              ------------------------------------------        --------------------------------
ACCOUNT       COMPANY NAME: NXSTAGE MEDICAL, INC.               CONTACT NAME: DONNA CONNOLLY
NUMBER        ADDRESS: 439 SOUTH UNION STREET, 5TH FLOOR        PHONE: 617-757-6332
   1          CITY, STATE, ZIP: LAWRENCE, MA 01843              FAX: 617-757-6310
              PHONE: 978-687-4700                               E-MAIL:
              FAX: 978-687-4800                                 DONNA_M_CONNOLLY@COMERICA.COM
              TYPE OF ACCOUNT: OPERATING
              ACCOUNT NUMBER: 1892028919
              APPROXIMATE DOLLAR AMOUNT: $200,000

ACCOUNT       COMPANY NAME: NXSTAGE MEDICAL, INC.               CONTACT NAME: DONNA CONNOLLY
NUMBER        ADDRESS: 439 SOUTH UNION STREET, 5TH FLOOR        PHONE: 617-757-6332
   2          CITY, STATE, ZIP: LAWRENCE, MA 01843              FAX: 617-757-6310
              PHONE: 978-687-4700                               E-MAIL:
              FAX: 978-687-4800                                 DONNA_M_CONNOLLY@COMERICA.COM
              TYPE OF ACCOUNT: EIR
              ACCOUNT NUMBER: 1892028950
              APPROXIMATE DOLLAR AMOUNT: $10,000

ACCOUNT       COMPANY NAME: NXSTAGE MEDICAL, INC.               CONTACT NAME: PAUL CULLEN
NUMBER        ADDRESS: 439 SOUTH UNION STREET, 5TH FLOOR        PHONE: 714-433-3254
   3          CITY, STATE, ZIP: LAWRENCE, MA 01843              FAX: 714-433-3251
              PHONE: 978-687-4700                               E-MAIL:
              FAX: 978-687-4800                                 PAUL_CULLEN@COMERICA.COM
              TYPE OF ACCOUNT: MONEY MARKET
              ACCOUNT NUMBER: 1892029693
              APPROXIMATE DOLLAR AMOUNT: $3.6 MILLION

ACCOUNT       COMPANY NAME: NXSTAGE MEDICAL, INC.               CONTACT NAME: PAUL CULLEN
NUMBER        ADDRESS: 439 SOUTH UNION STREET, 5TH FLOOR        PHONE: 714-433-3254
   4          CITY, STATE, ZIP: LAWRENCE, MA 01843              FAX: 714-433-3251
              PHONE: 978-687-4700                               E-MAIL:
              FAX: 978-687-4800                                 PAUL_CULLEN@COMERICA.COM
              TYPE OF ACCOUNT: SECURITIES
              ACCOUNT NUMBER: N/A
              APPROXIMATE DOLLAR AMOUNT: $12.5 MILLION

                                 PERMITTED LIENS

EXISTING LIENS:   (1) Liens with respect to secured equipment loans from GE
Capital or its affiliates (and all amendment, replacements and refinancings thereof), and

                  (2) Liens in favor of the sellers of goods to the Borrower in the ordinary course of business where such seller purports to retain title to the goods.

                                  SUBSIDIARIES

                 EIR Medical, Inc., a Massachusetts corporation

                    LITIGATION AND ADMINISTRATIVE PROCEEDINGS

                                      None.

                                BUSINESS PREMISES

   [TO BE PROVIDED BY BORROWER - indicate street address and landlord contact information]

                     EACH LOCATION ADDRESS WHERE LIGHTHOUSE CAPITAL     LANDLORD/PROPERTY MANAGEMENT
                     PARTNERS HAS FINANCED ASSETS:                      INFORMATION:
                     ----------------------------------------------     -----------------------------------
CURRENT              CONTACT NAME: MR. CHRIS MANOS, CFO                 CONTACT NAME: HELLEN KELLER
   HEADQUARTERS      ADDRESS: 439 SOUTH UNION STREET, 5TH FLOOR         COMPANY NAME: OZZY PROPERTIES, INC.
   (LOCATION 1)                                                         ADDRESS: DUNDEE PARK
                     CITY, STATE, ZIP: LAWRENCE, MA 01843
                     PHONE: 978-687-4700                                CITY, STATE, ZIP: ANDOVER, MA 01810
                     FAX: 978-687-4800                                  PHONE: 978-475-4569
                                                                        FAX: 978-475-4638

        LOCATION     CONTACT NAME: MARTIN STILLIG                       CONTACT NAME: HANS-JURGEN GRISCHKE
           2         COMPANY NAME: EIR MEDICAL                          COMPANY NAME: GRISCHKE GRUNDSTUCKE
                     ADDRESS: SCHLACHTHOFSTR, 4                         ADDRESS: AM SPORTPLAZZ 6

                     CITY, STATE, ZIP: 37124 RASDORF, GERMANY           CITY, STATE, ZIP: 37127 NIEMETAL,
                     PHONE: 011-49-551-30-700-40                        GERMANY
                     FAX: 011-49-551-30-700-30                          PHONE: 011-49-05502-1806
                                                                        FAX: 011-49-05502-1441

        LOCATION     CONTACT NAME:                                      CONTACT NAME:
           3         COMPANY NAME:                                      COMPANY NAME:
                     ADDRESS:                                           ADDRESS:

                     CITY, STATE, ZIP:                                  CITY, STATE, ZIP:
                     PHONE:                                             PHONE:
                     FAX:                                               FAX:

                                       2